UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 11, 2006

KULICKE AND SOFFA INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-00121	23-1498399
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1005 Virginia Drive, Fort Washington, PA	19034
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 784-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 11, 2006, Kulicke and Soffa Industries, Inc. (the “Company”) entered into a Master Sale and Purchase Agreement (the “Agreement”) with Dover Technologies International, Inc. (“Dover”), a subsidiary of Dover Corporation. The Agreement provides for Dover to sell to the Company and the Company to purchase Alphasem Holding Ltd. Liab. Co., Berg (Switzerland) and Alphasem Corporation as well as the businesses of each of Alphasem Asia Pte. Ltd., Singapore, and its wholly-owned subsidiary Alphasem (Suzhou) Co. Ltd., Suzhou (People’s Republic of China). Subject to the terms and conditions of the Agreement, including a working capital adjustment, the Company agreed to pay Dover $30,000,000 in cash for the purchase. The Company issued a press release on October 12, 2006 with respect to this transaction, which is included with this filing as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press released dated October 12, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 12, 2006

KULICKE AND SOFFA INDUSTRIES, INC.

By:	/s/ Maurice E. Carson
Name:	Maurice E. Carson
Title:	Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press released dated October 12, 2006.